SCHEDULE 14A
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:
[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to ss.240.14a-12

                                   AAON, INC.
            ---------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

            ---------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required.
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




                                   AAON, INC.



                                    Notice of
                                 Annual Meeting
                                  May 24, 2005,
                                       and
                                 Proxy Statement

                                   AAON, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 24, 2005


         Notice is hereby given that the Annual Meeting of Stockholders of AAON, Inc., will be held at 2440 South Yukon, Tulsa, Oklahoma, on Tuesday, May 24, 2005, at 10:00 A.M. (Local Time), for the following purposes:

         1.   To elect two Class II Directors for terms ending in 2008; and
         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         We hope that you will be able to attend this meeting, but if you do not plan to do so, please date, sign and return the enclosed Proxy as promptly as possible.

                                    By Order of the Board of Directors

                                    /s/ John B. Johnson, Jr.
                                    ------------------------
                                    John B. Johnson, Jr.
                                    Secretary

April 11, 2005

                                   AAON, INC.
                                2425 South Yukon
                              Tulsa, Oklahoma 74107


                                 PROXY STATEMENT

         This statement is furnished in connection with the solicitation by the Board of Directors of AAON, Inc. (the "Company"), for proxies to be used at the Annual Meeting of Stockholders of the Company to be held on May 24, 2005, at the time and place set forth in the Notice of Annual Meeting accompanying this Proxy Statement.

         Pursuant to provisions of the Bylaws of the Company and action of its Board of Directors, the close of business on March 28, 2005, has been established as the time and record date for determining the stockholders entitled to notice of and to vote at this annual meeting. The stock transfer books will not be closed.

         Directors are elected by a plurality vote and the two nominees who receive the most votes will be elected.

         Stockholders of record on the record date are entitled to cast their votes in person or by properly executed proxy at the Annual Meeting. The presence, in person or by proxies, of thirty-three and one-third percent (33-1/3%) of the Common Stock outstanding on the record date is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present at the time the Annual Meeting is convened, the Company may adjourn or postpone the meeting.

         Proxies received in advance of the meeting may be revoked at any time prior to the voting thereof, either by giving notice to the Secretary of the Company or by personal attendance at the meeting.

         The Company has adopted a procedure approved by the SEC called "householding" pursuant to which shareholders of record who have the same address and last name will receive only one copy of the Company's annual report and proxy statement unless one or more of these shareholders notify the Company that they wish to receive individual copies. Shareholders who participate in householding will continue to receive separate proxy cards.

         Shareholders currently receiving multiple copies of the Company's annual report and proxy statement at their household can request householding by contacting the Company's transfer agent at 1-801-277-1400 or write to Progressive Transfer Company, 1981 East Murray-Holladay Road, Suite 200, Salt Lake City, Utah 84117. Shareholders now participating in householding who wish to receive a separate document in the future may do so in the same manner. Those owning shares through a bank, broker or other nominee may request householding by contacting the nominee.

         This Proxy Statement, the Notice of Annual Meeting and accompanying proxy card, as well as the Company's 2004 Annual Report (which includes the Company's Annual Report on Form 10-K for the year ended December 31, 2004), will be first mailed to stockholders approximately April 18, 2005.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         As of March 28, 2005 (the record date), the Company had issued a total of 12,396,733 shares of $.004 par value Common Stock, its only class of stock outstanding. Each share is entitled to one vote on all matters submitted to a vote by stockholders.

         The following table sets forth as of March 28, 2005, the aggregate number of shares of Common Stock of the Company owned by each person known by the Company to be the beneficial owner of more than 5% of the Company's Common
Stock:

                                                                       Percent
          Name and address                     Number of shares          of
         of beneficial owner                        owned               class
         -------------------                   ----------------        -------

     Norman H. Asbjornson                        2,503,962 (1)          19.7
     2425 South Yukon
     Tulsa, Oklahoma 74107

     Wellington Management Company, LLP            916,900 (2)           7.4
     75 State Street
     Boston, Massachusetts 02109

     Kern Capital Management, LLC                  898,800 (3)           7.3
     114 West 47th Street, Suite 1926
     New York, New York 10036

     Royce & Associates, LLC                       707,900 (4)           5.7
     1414 Avenue of the Americas
     New York, New York 10019
     ---------------

     (1) Includes 298,791 shares held under presently exercisable stock options. Mr. Asbjornson has sole voting and investment powers with respect to all shares beneficially owned by him.
     (2) This share ownership information was provided by a Schedule 13G dated February 14, 2005, which discloses that Wellington Management Company, LLP, possesses shared power to vote or direct the vote of 459,400 shares, and shared power to dispose or direct the disposition of 916,900 shares.
     (3) This share ownership information was provided by a representative of Kern Capital Management, LLC. A Schedule 13G dated February 14, 2005, discloses Kern Capital Management, LLC, possesses shared voting power to vote and shared dispositive power of the 898,800 shares therein reported.
     (4) This share ownership information was provided by a representative of Royce & Associates, LLC. A Schedule 13G dated January 20, 2005, discloses that Royce & Associates, LLC, possesses the sole voting power and sole dispositive power of the reported shares.

         The following table sets forth as of March 28, 2005, the aggregate number of shares of Common Stock of the Company owned of record or beneficially by each director of the Company, each person named in the Summary Compensation Table (herein, "named executive officers") and all directors and named executive officers as a group:

                                                Number of Shares        Percent
     Name of Beneficial Owner                       Owned (1)          of Class
     -----------------------------------    ----------------------     --------

     Norman H. Asbjornson                       2,503,962 (2)            19.7

     William A. Bowen                             253,950 (3)             2.0

     John B. Johnson, Jr.                          67,596 (4)              *

     Thomas E. Naugle                             147,343 (5)             1.2

     Anthony Pantaleoni                           157,553 (5)             1.3

     Jerry E. Ryan                                 70,666 (5)              *

     Jack E. Short                                    -0-                  *

     Charles C. Stephenson, Jr.                   507,914 (5)             4.1

     Robert G. Fergus                              12,819 (6)              *

     David E. Knebel                               33,702 (7)              *

     Stephen J. Pargeter                           21,011 (8)              *

     Kathy I. Sheffield                            39,457 (9)              *

     Directors and named executive              3,815,973 (10)           29.1
     officers as a group (12 persons)
     ---------------

     (1) All shares are held beneficially and of record and the owner has sole voting and investment power with respect thereto, except as otherwise noted.
     (2) Includes 298,791 shares issuable upon the exercise of stock options that are exercisable within 60 days, 11,062 shares held by Mr. Asbjornson's IRA account, 8,381 shares under the Company's 401(k) plan and 4,500 shares owned by his foundation.
     (3) Includes 32,541 shares issuable upon exercise of stock options exercisable within 60 days and 15,880 shares held by Mr. Bowen's IRA account.
     (4) Includes 40,541 shares issuable upon exercise of a stock option exercisable within 60 days and 27,055 shares held for the account of Mr. Johnson under a broker-administered retirement plan.
     (5) Includes 62,541 shares issuable upon the exercise of stock options that are exercisable within 60 days.
     (6) Includes 3,750 shares issuable upon the exercise of a stock option exercisable within 60 days and 6,544 shares under the Company's 401(k) plan.
     (7) Includes 33,000 shares issuable upon exercise of stock options exercisable within 60 days and 701 shares under the Company's 401(k) plan.
     (8) Includes 17,550 shares issuable upon exercise of stock options exercisable within 60 days and 3,460 shares under the Company's 401(k) plan.
     (9) Includes 35,500 shares issuable upon the exercise of stock options exercisable within 60 days and 3,957 shares under the Company's 401(k) plan.
    (10) Includes 711,837 shares issuable upon the exercise of stock options that are exercisable within 60 days by all directors and named executive officers.
      *  Less than 1%.

                              ELECTION OF DIRECTORS

General

         The Board of Directors of the Company will be comprised of seven members after the 2005 Annual Meeting. The Company's Bylaws (the "Bylaws") divide the Board of Directors into three classes having staggered terms of three years each, with Classes II, III and I having terms expiring at the Annual Meeting of Stockholders in 2005, 2006 and 2007, respectively. The Bylaws provide that a stockholder may nominate a director for election at an annual meeting if written notice is given to the Company not less than 60 and not more than 90 days in advance of the anniversary date of the immediately preceding annual meeting.

         It is intended that the names of the nominees listed below will be placed in nomination and that the persons named in the proxy will vote for their election. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any nominee becomes unavailable for any reason, the shares represented by the proxies will be voted for such other person, if any, as may be designated by the Board of Directors. However, management has no reason to believe that any nominee will be unavailable.

Nominees:

                     Class II - For Terms to Expire in 2008

   Name                                 Age               Current Position
   ----                                 ---               ----------------
   Anthony Pantaleoni                    65               Director
   Jack E. Short                         64               Director

Directors Continuing in Office:

                        Class III - Terms Expire in 2006

   Name                                 Age               Current Position
   ----                                 ---               ----------------
   Norman H. Asbjornson                  69               President and Director
   John B. Johnson, Jr.                  71               Secretary and Director
   Charles C. Stephenson                 68               Director


                         Class I - Terms Expire in 2007

   Name                                 Age               Current Position
   ----                                 ---               ----------------
   Thomas E. Naugle                      66               Director
   Jerry E. Ryan                         62               Director

Biographical Information

         Set forth below is a description of the background of each director and executive officer of the Company. The term of office of each officer ends on the date of the Annual Meeting, subject to extension upon reelection.

         Norman H. Asbjornson has served as President and a director of the Company since 1989 and currently serves in the class of directors whose terms will expire at the 2006 annual meeting of stockholders. Mr. Asbjornson also serves as the President of AAON, Inc., an Oklahoma corporation ("AAON-Oklahoma"), AAON Coil Products, Inc., ("ACP"), AAON Canada Inc. ("AAON Canada") and AAON Properties Inc. ("AAON Properties"), all wholly-owned subsidiaries of the Company.

         William A. Bowen served as Vice President-Finance of the Company from 1989 until 1999. Mr. Bowen has served as a director of the Company since 1989 and currently serves in the class of directors whose terms will expire at the 2005 annual meeting of stockholders. He has declined to be nominated for reelection.

         Robert G. Fergus, age 64, has served as Vice President of the Company since 1989. Mr. Fergus also serves as Vice President of AAON-Oklahoma, AAON Canada and AAON Properties.

         John B. Johnson, Jr., has served as Secretary and a director of the Company since 1989 and currently serves in the class of directors whose terms will expire at the 2006 annual meeting of stockholders. Mr. Johnson also serves as the Secretary of AAON-Oklahoma, ACP, AAON Canada and AAON Properties. Mr. Johnson has been engaged in the private practice of law in Tulsa, Oklahoma, since 1961, and is a member of the firm of Johnson, Jones, Dornblaser, Coffman & Shorb, which serves as General Counsel to the Company.

         David E. Knebel, age 59, joined the Company in May 2001 as Manager of Technology and Training, before becoming Director of Sales and Technology in December 2002. He is responsible for management of AAON's sales force, parts and service departments, and software development in support of product application and selection. From January 2000 to May 2001, Mr. Knebel was Sales Manager for Climatec - New Mexico, where he managed product application and sales for CES Group products, AAON and additional product lines.

         Thomas E. Naugle has served as a director of the Company since 1998 and currently serves in the class of directors whose terms will expire at the 2007 annual meeting of stockholders. From 1985 to present, Mr. Naugle has served as Chairman of the Board and/or President of Naugle & Co., a company engaged in the business of investments. Mr. Naugle serves on the Board of Directors of CIRCOR International, Inc., a publicly held international manufacturer of valves.

         Anthony Pantaleoni has served as a director of the Company since 1989 and currently serves in the class of directors whose terms will expire at the 2005 annual meeting of stockholders. Mr. Pantaleoni has been a partner of Fulbright & Jaworski L.L.P. or a predecessor firm in New York, New York since 1970 and is currently of counsel to that firm. He serves on the Board of Directors of Universal Health Services, Inc., a publicly held hospital chain, and on the Board of Directors of American Gilsonite Company, a public company which mines and processes gilsonite ore.

         Stephen J. Pargeter, age 49, joined the Company in 1993 as its Chief Engineer. He later served as Engineering Manager before becoming Director of Engineering on September 1, 2003.

         Jerry E. Ryan has served as a director of the Company since 2001 and currently serves in the class of directors whose terms will expire at the 2007 annual meeting of stockholders. He is Chairman of the Company's Compensation Committee. From 1985 until January 2000, Mr. Ryan served as Chairman of the Board and CEO of Fintube Limited Partnership, a company based in Tulsa, Oklahoma, the business of which was manufacturing fintubes and pressure parts for electric power generation boilers. The company was sold to Lone Star Technologies of Dallas, Texas, in January 2000. Lone Star is a leading producer of oil country tubular goods and cold drawn specialty tubing. Mr. Ryan serves on the Board of Directors of Lone Star, a public company, and on the Board of Global Energy Equipment Group, Tulsa, Oklahoma, a publicly held global designer, engineer and fabricator of equipment for gas turbine power plants.

         Kathy I. Sheffield, age 52, became Treasurer of the Company in 1999 and Vice President in 2002. She also serves as Vice President and Treasurer of AAON-Oklahoma, AAON Canada and AAON Properties and as Treasurer of ACP. Ms. Sheffield was the Accounting Supervisor of the Company from 1989 to 1992, when she became Accounting Manager.

         Jack E. Short was elected to the Board on July 28, 2004, and serves in the class of directors whose terms will expire at the 2005 annual meeting of stockholders. He is Chairman of the Company's Audit Committee. Mr. Short was employed by PricewaterhouseCoopers (formerly Coopers & Lybrand) for 29 years and retired as the managing partner of the Oklahoma practice (Tulsa and Oklahoma
City) of the firm in June 2001. He serves on the Board of Directors of Waste Services, Inc., a public company which is engaged in the non-toxic waste collection business.

         Charles C. Stephenson, Jr., has served as a director of the Company since 1996 and currently serves in the class of directors whose terms will expire at the 2006 annual meeting of stockholders. Since 1987, Mr. Stephenson has served as Chairman of the Board of Vintage Petroleum, Inc., a publicly held company engaged in oil and gas production and exploration.


                           BOARD AND COMMITTEE MATTERS

         The business of the Company is managed under the direction of its Board of Directors. The Board of Directors met four times during 2004, and each director participated in at least 75% of all Board and applicable committee meetings held last year. Actions taken by the Board of Directors outside of Board meetings were consented to in writing by a memorandum of action in lieu of a meeting, to which all incumbent directors subscribed. Directors meet their responsibilities not only by attending Board and committee meetings but also through communication with members of management on matters affecting the Company.

         Effective July 1, 2004, directors of the Company are paid quarterly fees of $3,500 and attendance fees at Board meetings of $1,000 if present in person or $750 if participating by conference telephone call. They are also reimbursed for out-of-pocket expenses incurred in attending such meetings. Previous thereto, directors were paid a fee of $2,500 per Board meeting attended. Also effective July 1, 2004, directors are paid attendance fees of $500 per meeting for service on the Company's Audit Committee and Compensation Committee (up to a maximum of five meetings per committee per year) and the Chairman of the Audit Committee is paid an additional fee of $750 per quarter and the Chairman of the Compensation Committee is paid an additional fee of $500 per quarter; and each director is granted a 2,000 share non-qualified stock option (under the Company's stock option plan) each year.

         Shareholders may communicate with the Board of Directors, including the non-management directors, by sending a letter to the Board of Directors of AAON, Inc., c/o Corporate Secretary, 2425 South Yukon, Tulsa, Oklahoma 74107. The Corporate Secretary has the authority to disregard any inappropriate communications. If deemed an appropriate communication, the Corporate Secretary will submit the correspondence to the Board or to any specific director to whom the correspondence is directed.

         The Company encourages its directors to attend AAON's annual meetings of stockholders and all Board members attended the 2004 annual meeting.

         The Board has an Audit Committee comprised of Messrs. Short, Naugle and Pantaleoni and a Compensation Committee comprised of Messrs. Ryan and Stephenson, each of whom is "independent" as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. Mr. Short is Chairman of the Audit Committee and has been designated as its "financial expert" as defined by SEC rules. Mr. Ryan is Chairman of the Compensation Committee. The Audit Committee met four times during 2004. The Compensation Committee met once during 2004.

         The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Among other things, the Committee is responsible for: selecting and retaining the Company's independent public accountants; preapproving the engagement of the independent accountants for all audit-related services and permissible, non-audit related services; reviewing in advance the scope and focus of the annual audit; and reviewing and discussing with management and the auditors the financial reports of the Company, the audited financial statements, the auditor's report, the management letter and the quality and adequacy of the Company's internal controls. The Audit Committee is governed by a written charter, a copy of which is annexed as Appendix A hereto. Its "Audit Committee Report" for year 2004 is set forth below.

         During 2004 the Compensation Committee finalized recommendations for changes of the compensation payable to Directors for their services as such and for service on committees, which recommendations were adopted at last year's annual meeting of the Board of Directors on May 25, 2004. While the Committee made no recommendations for changes in the compensation of the named executive officers during 2004, it will review and make recommendations, periodically, as to salary adjustments, bonuses and/or other forms of compensation for management in the future.

         The Company does not have a nominating committee or charter for such a committee. Since its inception (in 1988), the Company has had only 10 directors, eight of whom continue to serve at this time. On the only occasions when vacancies have occurred, two following resignations and three resulting from an increase of the size of the Board, the new directors were unanimously approved by the then existing directors. Mr. Bowen has declined to be nominated for reelection and, as a result, the Company's Board of Directors will be reduced to seven members after the 2005 annual meeting of stockholders. The Board has not felt it necessary to have a standing nominating committee to deal with its infrequent changes in membership.

         If and when future vacancies occur, the Board would consider director nominees recommended by shareholders. The Board does not have a formal policy regarding the consideration of, procedures to be followed by, minimum qualifications of or process for identifying or evaluating nominees recommended by security holders. All director nominees must be recommended for the Board's selection by a majority of its independent directors and approved by a majority of the whole Board.


                             Audit Committee Report

March 15, 2005

To the Board of Directors of AAON, Inc.:

         The Audit Committee oversees AAON's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2004.

         We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

         We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

         Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

                                                    Jack E. Short, Chairman
                                                    Thomas E. Naugle
                                                    Anthony Pantaleoni

EXECUTIVE COMPENSATION

         Compensation. The following table sets forth information regarding the compensation of the named executive officers of the Company (the chief executive officer and the four other most highly compensated executives of the Company).

                           Summary Compensation Table
                                                                                         Long-Term
                                                     Annual Compensation                Compensation
                                           -----------------------------------------    ------------
                                                                           Other         Securities
          Name and                                                        Annual         Underlying        All Other
      Principal Position       Year        Salary          Bonus       Compensation(1)  Options/SARs     Compensation
   -----------------------     ----        ------          -----       ---------------  ------------     ------------


    Norman H. Asbjornson       2004      $250,000           -0-            $2,552           -0-          $22,443 (2)
         President
                               2003      $175,000         $50,000          $3,220           -0-          $20,666 (2)

                               2002      $150,000         $50,000          $3,120           -0-          $17,245 (2)


     Robert G. Fergus          2004      $130,008         $ 3,000          $2,552           -0-          $ 6,779 (3)
      Vice President
                               2003      $123,269         $ 3,000          $3,220           -0-          $10,162 (3)

                               2002      $116,703         $16,000          $3,120           -0-          $ 6,955 (3)


   Stephen J. Pargeter         2004      $128,004         $ 3,000          $2,552           -0-          $ 4,005 (4)
 Director of Engineering
                               2003      $108,068         $ 2,000          $3,220           -0-          $ 6,822 (4)

                               2002      $ 95,677         $ 8,000          $3,120           -0-          $ 4,444 (4)


     David E. Knebel           2004      $128,004         $ 8,000          $2,552           -0-          $ 4,659 (4)
  Director of Sales and
      Technology (5)           2003      $116,001         $ 8,000          $3,220           -0-          $ 5,328 (4)

                               2002      $ 96,433         $16,000          $3,120           -0-          $ 1,717 (4)


    Kathy I. Sheffield         2004      $130,008         $ 5,000          $2,552           -0-          $ 7,885 (6)
 Vice President/Treasurer
           (5)
                               2003      $ 99,336         $ 5,000          $3,220           -0-          $10,597 (6)
--------------

(1) A per capita share, the same as all other eligible employees, of 10% of the pre-tax profit of AAON-Oklahoma.
(2) Includes (i) contributions to the Company's 401(k) plan by the Company in the amounts of $8,443, $10,666 and $7,245 for years 2004, 2003 and 2002, respectively, and (ii) and director fees of $14,000, $10,000 and $10,000 in 2004, 2003 and 2002, respectively.
(3) Includes (i) contributions of $4,652, $7,760 and $4,080 to the Company's 401(k) plan in 2004, 2003 and 2002, respectively, and (ii) medical reimbursement benefits of $2,127, $2,402 and $2,875 in 2004, 2003 and 2002,
     respectively.
(4)  Consists of contributions to the Company's 401(k) plan by the Company.
(5) The total salary and bonus of this executive did not exceed $100,000 in 2002.
(6) Includes contributions of: (i) $5,293 and $5,144 to the Company's 401(k) plan in 2004 and 2003, respectively, and (ii) medical reimbursement benefits of $2,592 and $5,453 in 2004 and 2003, respectively.

         Stock Options. The following table sets forth information concerning the only stock option granted during 2004 by the Company to a named executive officer. No stock options were "repriced" during the past year.

                                            Options/SAR's Granted in Last Fiscal Year
                            -------------------------------------------------------------------------
                                                    % of Total
                               Securities          Options/SARs
                               Underlying           Granted to         Exercise or                         Grant Date
                              Options/SARs         Employees in         Base Price       Expiration          Present
                                Granted            Fiscal Year          per Share           Date            Value (2)
                            -----------------    -----------------    ---------------    ------------     -------------
Norman H. Asbjornson             2,000                6.5%                $20.40             (1)            $20,381
----------------

(1) Exercisable at the rate of 33-1/3%, cumulative, per year after May 25, 2005 (and until May 25, 2014).
(2) This amount was calculated using the Black-Scholes option pricing model, a complex mathematical formula that uses a number of factors to estimate the present value of stock options. The assumptions used in the valuation of the option were: stock price volatility - 36.7%, expected life - 8 years, risk free interest rate - 4.24% and dividend yield - 0%. The Black-Scholes model generates an estimate of the value of the right to purchase a share of stock at a fixed price over a fixed period. The actual value, if any, an executive realizes will depend on whether the stock price at exercise is greater than the grant price, as well as the executive's continued employment through the vesting period and the option term.

         The following table provides information on the number of shares received upon exercise of options by the Company's named executive officers and the aggregate dollar value realized upon such exercise during the last year, and the value of each of the named executive officer's unexercised in-the-money options to acquire common stock at December 31, 2004.

             Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
                                                               Number of Securities    Value of Unexercised
                                                              Underlying Unexercised       In-the-Money
                                                                     Options/             Options/SARs at
                                                                SARs at FY-End (#)          FY-End ($)
                        Shares Acquired on   Value Realized        Exercisable/            Exercisable/
        Name               Exercise (#)           ($)             Unexercisable          Unexercisable (1)
--------------------    ------------------   --------------    -------------------       -----------------
Norman H. Asbjornson          -0-                  -0-             298,125/2,000         $3,768,638/-0-

Robert G. Fergus              -0-                  -0-               3,750/-0-              $38,588/-0-

David E. Knebel               -0-                  -0-              30,000/30,000        $169,080/$128,220

Stephen J. Pargeter           9,825             $137,196            17,550/-0-             $190,269/-0-

Kathy I. Sheffield            -0-                  -0-              31,250/12,500        $285,115/$46,060
--------------

(1) Calculated based on the difference between the Nasdaq National Market closing price of the Common Stock on December 31, 2004 (the last trading day of the year), $16.07, and the exercise price of the option.

         The Company has no Long-Term Incentive Plan ("LTIP") or "defined benefit" (pension) plan.

         The Company has no employment contracts with any of its officers, directors or employees, nor any compensatory plan or arrangement concerning any person's termination of employment or respecting any "change in control".

                          Compensation Committee Report

         General. The primary responsibility of the Compensation Committee is to make recommendations to the Board of Directors regarding remuneration of the Company's management personnel and to evaluate the design and competitiveness of the Company's compensation plans. The Committee consists of two independent directors.

         Compensation Philosophy. The primary objective of the Company's compensation program is to enhance the profitability of the Company, and thus shareholder value, and to attract, motivate, reward and retain employees, including executive personnel, who contribute to the long-term success of the Company.

         Executive Compensation Program. In furtherance of the above goals, the Company's compensation program for its executive personnel consists of appropriate salaries, discretionary annual bonuses, Company contributions to AAON's 401(k) plan, "profit sharing" payments (made to all employees) and discretionary stock option grants.

         The Compensation Committee reviews executive compensation levels with respect to corporate and individual performance, as well as competitive pay practices. It is the objective of the Committee to base salary and bonus determinations on each executive's contribution to the overall profitability of the Company.

         The Committee periodically reviews the base salaries of AAON's executive management personnel and recommends any adjustments it may deem appropriate, for approval by the Board of Directors. In its review, the Committee will take into account individual factors such as: experience; performance, both during the period since the last review and future potential; retention considerations; and other issues specific to the executive and the Company. Additionally, the Committee considers the growth and performance of the Company as it assesses the market for executive salaries.

         2004 CEO Compensation. The compensation package for the Company's CEO, Norman H. Asbjornson, is consistent in all material respects with the program for the other executives. His current annual base salary of $250,000 was established effective October 1, 2003. Mr. Asbjornson's salary had been $150,000 since 2000 and $132,000 for 11 years prior thereto. He has also been paid performance bonuses of $50,000 each in 2000 - 2003. No adjustment was made to Mr. Asbjornson's salary and he received no bonus in 2004.

         In addition to being the Company's largest shareholder, Mr. Asbjornson holds stock options for an aggregate of 298,791 shares exercisable currently (or within 60 days) and through May 2014 at prices ranging from $2.33 to $20.40 per share.

         In evaluating the compensation package of the Company's CEO, the Committee considered such factors as AAON's strategic and financial performance, his compensation in relation to that of CEO's of other comparable companies, his personal contribution to AAON's success and the Company's overall executive compensation philosophy.

         Conclusion. The Compensation Committee believes the Company's executive compensation program has been consistent with the philosophy outlined in this report and has been effective in achieving its overall objectives during fiscal 2005. The Committee hereby submits this report to AAON's Board of Directors for approval.

                                                Jerry E. Ryan, Chairman
                                                Charles C. Stephenson, Jr.


                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

         Neither member of the Compensation Committee was at any time an officer or employee of the Company or had any relationship with the Company requiring disclosure under the Securities and Exchange Commission regulations.

                             STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative total shareholder return of the Company, the NASDAQ Composite and its peer group named below. The graph assumes a $100 investment at the closing price on January 1, 1999, and reinvestment of dividends on the date of payment without commissions. This table is not intended to forecast future performance of the Company's common stock.

                 Comparison of Five-Year Cumulative Total Return
               Among AAON, Inc., NASDAQ Composite and Peer Group*

                    1999       2000        2001        2002        2003        2004
AAON, INC.          $100     $123.05     $255.34     $288.47     $303.78     $251.51
NASDAQ COMPOSITE    $100     $ 60.82     $ 48.18     $ 33.13     $ 49.95     $ 54.53
PEER GROUP          $100     $105.55     $140.55     $137.94     $196.74     $230.58

         *The peer group consists of American Standard Companies, Fedders Corp., Lennox International, Inc., Mestek, Inc., and York International Corp., all of which are in the business of manufacturing air conditioning and heat exchange equipment.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely upon a review of Forms 4 furnished to the Company during its most recent fiscal year, the Company knows of no director, officer or beneficial owner of more than ten percent of the Company's Common Stock who failed to file on a timely basis reports of beneficial ownership of the Company's Common Stock as required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         At a meeting held on June 22, 2004, the Audit Committee of the Board of Directors of the Company approved the engagement of Grant Thornton LLP ("GT") as its independent auditors for the fiscal year ending December 31, 2004, to replace the firm of Ernst & Young LLP ("E&Y") which was dismissed as auditors of the Company effective June 23, 2004. GT has served as the Company's auditors since that date. E&Y's reports on the Company's financial statements for fiscal years 2002 and 2003 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company's financial statements for the fiscal years ended December 31, 2002 and 2003, and in the subsequent interim period, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statements disclosure or auditing scope and procedures which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the matter in its report. The Company requested E&Y to furnish a letter addressed to the Commission stating whether it agreed with the above statements. A copy of E&Y's letter, dated June 25, 2004, stating that it had no disagreements with such statements was filed as Exhibit 1 to the Company' Form 8-K of the same date.

         The Board of Directors has selected GT as the independent auditors of the Company for the fiscal year ending December 31, 2005. Representatives of GT are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

                              Fees and Independence

         The Company's Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent auditor. The following services were authorized by the Audit Committee.

         Audit Fees. GT billed the Company an aggregate of $77,520 for professional services rendered for the audit of the Company's financial statements for the year ended December 31, 2004, and E&Y billed an aggregate of $35,912 for its review of the Company's financial statements included in its Form 10-Q for the first quarter of 2004 and other audit services during the past year. E&Y billed the Company an aggregate of $93,600 for audit of the Company's financial statements for the year ended December 31, 2003.

         Audit Related Fees. GT billed the Company an aggregate of $209,345 for auditing the Company's controls and procedures as required by Section 404 of the Sarbanes-Oxley Act for year 2004.

         All Other Fees. No other fees were billed by GT or E&Y to the Company during 2004.

         The Audit Committee of the Board of Directors has determined that the provision of services by GT described above is compatible with maintaining GT's independence as the Company's principal accountant.


                  STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

         Stockholder proposals intended to be presented at the 2006 Annual Meeting and to be included in the Company's Proxy Statement must be received at the Company's executive offices, 2425 South Yukon, Tulsa, Oklahoma 74107, no later than December 21, 2005.

         However, a stockholder who otherwise intends to present business at the 2006 Annual Meeting of stockholders, including nominations of persons to the Company's Board of Directors, must also comply with the requirements set forth in the Company's Bylaws. The Bylaws state, among other things, that to bring business before an annual meeting or to nominate a person for the Company's Board of Directors, a stockholder must give written notice that complies with the Bylaws to the Secretary of the Company not less than 60 days nor more than 90 days in advance of the anniversary date of the immediately preceding Annual Meeting. Thus, a notice of a stockholder proposal or nomination for the 2005 Annual Meeting of stockholders, submitted other than pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), will be untimely if given before February 22, 2006, or after March 24, 2006. As to any such proposals, the proxies named in management's proxy for that meeting will be entitled to exercise their discretionary authority on that proposal unless the Company receives notice of the matter to be proposed between February 22, 2006, and March 24, 2006. Even if proper notice is received on a timely basis, the proxies named in management's proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter to the extent permitted under Rule 14a-4(c)(2) of the Exchange Act.


                                  OTHER MATTERS

         Management knows of no business which will be presented at the 2005 Annual Meeting other than to elect directors for the ensuing year.

         The cost of preparing, assembling and mailing all proxy solicitation materials will be paid by the Company. It is contemplated that the solicitation will be conducted only by use of the mails. The Company will, upon request, reimburse brokers for the costs incurred by them in forwarding solicitation materials to such of their customers as are the beneficial holders of Common Stock of the Company registered in the names of such brokers.


                                           By Order of the Board of Directors

                                           /s/ Norman H. Asbjornson
                                           ------------------------
                                           Norman H. Asbjornson
                                           President


April 11, 2005

                                   Appendix A


                                   AAON, INC.

                             AUDIT COMMITTEE CHARTER


Organization

This charter governs the operations of the Audit Committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be members of, and appointed by, the board of directors and shall comprise at least three directors, each of whom is independent of management and the Company. Members of the committee shall be considered independent as long as they do not accept any consulting, advisory or other compensatory fee (exclusive of director fees) from the Company, are not an affiliated person of the Company or its subsidiaries, and meet the independence requirements of NASDAQ listing standards. All committee members shall be financially literate. Members shall not serve on more than three public company audit committees simultaneously.

Purpose

         The Audit Committee shall provide assistance to the board of directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community and others relating to: the integrity of the Company's financial statements; the financial reporting process; the systems of internal accounting and financial controls; the performance of Company's independent auditors; the independent auditor's qualifications and independence; and the Company's compliance with ethics policies and legal and regulatory requirements. In doing so, it is the responsibility of the committee to maintain free and open communications between the committee, independent auditors and management of the Company.

In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.

Duties and Responsibilities

The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the board and report the results of its activities to the board. While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements.

The committee, in carryout out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take appropriate actions to set the overall corporate tone for quality financial reporting, sound business risk practices and ethical behavior. The following shall be the principal duties and responsibilities of the Audit Committee. These are set forth as a guide with the understanding that the committee may supplement them as appropriate.

The committee shall be directly responsible for the appointment and termination, compensation and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting. The committee shall preapprove all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

At least annually, the committee shall obtain and review a report by the independent auditors describing:

          o    The auditors' internal quality control procedures.
          o Any material issues raised by the most recent internal quality control review, or peer review, of the auditors or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues.
          o All relationships between the auditors and the Company (to assess the auditor's independence).

The committee shall determine that the independent auditors have a process in place to address the rotation of the lead audit partner and other partners serving the account as required under the SEC independence rules.

The committee shall discuss with the independent auditors the overall scope and plans for its audit, including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's policies and procedures to assess, monitor and manage business risks, and legal and ethical compliance programs.

The committee shall meet separately periodically with management and the independent auditors to discuss issues and concerns warranting committee attention. The committee shall provide sufficient opportunity for the independent auditors to meet privately with the members of the committee. The committee shall review with the independent auditor any audit problems or difficulties and management's response.

The committee shall receive regular reports from the independent auditor on the critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

The committee shall review management's assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors' report on management assertion.

The committee shall discuss with management and the independent auditors the adequacy and effectiveness of internal control over financial reporting, including any significant deficiencies or material weaknesses identified by management of the Company in connection with its required quarterly certifications under Section 302 of the Sarbanes-Oxley Act. In addition, the committee shall discuss with management and the independent auditors any significant changes in internal control over financial reporting that are disclosed, or considered for disclosure, in the Company's periodic filings with the SEC.

The committee shall review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

The committee shall review the interim financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

The committee shall review with management and the independent auditors the financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including its judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Also the committee shall discuss the results of the annual audit and any other matters required to be communicated by the committee by the independent auditors under generally accepted auditing standards.

The committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The committee shall receive reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

The committee also prepares its report to be included in the Company's annual proxy statement, as required by SEC regulations.

The committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

AAON, Inc.                                                           PROXY
                                            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
2425 South Yukon
Tulsa, Oklahoma 74107      The  undersigned  stockholder  of  AAON,  Inc.,  a Nevada  corporation,  hereby constitutes and appoints John B. Johnson,  Jr., and Thomas E. Naugle,  and each of them,  with full power of  substitution,  as attorneys and proxies to appear and  vote  all  shares  of stock  of the  Company  standing  in the name of the undersigned,  at the Annual Meeting of  Stockholders  of the Company to be held at 2440 South Yukon  Avenue,  Tulsa,  Oklahoma,  on Tuesday,  May 24, 2005,  at
                           10:00 A.M. (Local Time), and at any adjournment  thereof,  with all powers that the  undersigned  would  possess if  personally  present,  hereby  revoking all previous proxies.

1. Election of Directors:  FOR each of the nominees listed below               WITHHOLD AUTHORITY

                           (except as shown to the contrary below) |_|         to vote for both nominees listed below |_|

                                   Anthony Pantaleoni and Jack E. Short for terms ending in 2008.

(INSTRUCTION:  To withhold authority to vote for any nominee, write that nominee's name on the space provided below.)


-----------------------------------------------------------------------------------------------------------------------------------


2. In their discretion, upon any other matters as may properly come before the meeting.

                                                                 (over)

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR both of management's nominees for director.

         The undersigned hereby acknowledge(s) receipt of the Notice of the aforesaid Annual Meeting and the Proxy Statement accompanying the same, both dated April 11, 2005.

Dated:                                        , 2005
         -------------------------------------             ---------------------------------------------------------------------

                                                           ---------------------------------------------------------------------

                                                           (Please sign exactly as your name appears at left. When shares are held in the names of two or more persons, all should sign individually. Executors, administrators, trustees, etc., should so indicate when signing. When shares are held in the name of a corporation, the name of the corporation should be written first and then an authorized officer should sign on behalf of the corporation, showing the office held.)

                                                                      PLEASE COMPLETE, SIGN, DATE AND RETURN THIS
                                                                                 PROXY CARD PROMPTLY,
                                                                             USING THE ENCLOSED ENVELOPE.


                                                                    (over)